EXHIBIT 10.14

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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       AMERICAN RADIO SYSTEMS CORPORATION

                                       AND

                           CLASSIC BROADCASTING, INC.

                                      * * *

                               SEPTEMBER 24, 1997


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                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.  DEFINITIONS......................................................1
         "Accounts Receivable"...............................................1
         "Assets"............................................................1
         "Assumed Contracts".................................................1
         "Closing"...........................................................2
         "Closing Date"......................................................2
         "Consents"..........................................................2
         "Contracts".........................................................2
         "Escrow Agent"......................................................2
         "Escrow Agreement"..................................................2
         "FCC"...............................................................2
         "FCC Consent".......................................................2
         "FCC Licenses"......................................................2
         "Final Order".......................................................2
         "Intangibles".......................................................2
         "Licenses"..........................................................3
         "Purchase Price"....................................................3
         "Real Property".....................................................3
         "Tangible Personal Property"........................................3
         "Time Brokerage Agreement"..........................................3

SECTION 2.  PURCHASE AND SALE OF ASSETS......................................3
         2.1      Agreement to Sell and Buy..................................3
         2.2      Excluded Assets............................................4
         2.4      Payment of Purchase Price..................................6
         2.5      Allocation of Purchase Price...............................6
         2.6      Assumption of Liabilities and Obligations..................6

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER.........................7
         3.1      Organization, Standing, and Authority......................7
         3.2      Authorization and Binding Obligation.......................7
         3.3      Absence of Conflicting Agreements..........................7
         3.4      Governmental Licenses......................................7
         3.5      Title to and Condition of Real Property....................8
         3.6      Title to and Condition of Tangible Personal Property.......8
         3.7      Assumed Contracts..........................................9
         3.8      Consents...................................................9


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         3.9      Intangibles................................................9
         3.10     Financial Statements.......................................9
         3.11     Insurance.................................................10
         3.12     Reports...................................................10
         3.13     Personnel.................................................10
         3.14     Taxes.....................................................11
         3.15     Claims and Legal Actions..................................11
         3.16     Environmental Matters.....................................12
         3.17     Compliance with Laws......................................13
         3.18     Conduct of Business in Ordinary Course....................13
         3.19     Transactions with Affiliates..............................14
         3.20     Broker....................................................14
         3.21     Full Disclosure...........................................14

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER.........................15
         4.1      Organization, Standing, and Authority.....................15
         4.2      Authorization and Binding Obligation......................15
         4.3      Absence of Conflicting Agreements.........................15
         4.4      Broker....................................................15
         4.5      Full Disclosure...........................................15
         4.6      FCC Qualification.........................................16

SECTION 5.  OPERATIONS OF THE STATION PRIOR TO CLOSING......................16
         5.1      Generally.................................................16
         5.2      Compensation..............................................16
         5.3      Contracts.................................................16
         5.4      Disposition of Assets.....................................16
         5.5      Encumbrances..............................................16
         5.6      Licenses..................................................16
         5.7      Rights....................................................17
         5.8      No Inconsistent Action....................................17
         5.9      Access to Information.....................................17
         5.10     Maintenance of Assets.....................................17
         5.11     Insurance.................................................17
         5.12     Consents..................................................17
         5.13     Books and Records.........................................17
         5.14     Notification..............................................17
         5.15     Compliance with Laws......................................18
         5.16     Financing Leases..........................................18


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                                                                           Page


         5.17     Programming...............................................18
         5.18     Preservation of Business..................................18

SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS................................18
         6.1      FCC Consent...............................................18
         6.2      Control of the Station....................................19
         6.3      Risk of Loss..............................................19
         6.4      Confidentiality...........................................19
         6.5      Cooperation...............................................19
         6.6      Sales Tax Filings.........................................20
         6.7      FCC Applications..........................................20
         6.8      Noncompetition Agreement..................................20
         6.9      Studio Lease..............................................20
         6.10     Time Brokerage Agreement..................................20
         6.11     Accounts Receivable.......................................20

SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                  AT CLOSING................................................21
         7.1      Conditions to Obligations of Buyer........................21
         7.2      Conditions to Obligations of Seller.......................22

SECTION 8.  CLOSING AND CLOSING DELIVERIES..................................23
         8.1      Closing...................................................23
         8.2      Deliveries by Seller......................................23
         8.3      Deliveries by Buyer.......................................24

SECTION 9.  TERMINATION.....................................................25
         9.1      Termination by Seller.....................................25
         9.2      Termination by Buyer......................................25
         9.3      Rights on Termination.....................................26
         9.4      Escrow Deposit............................................26

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                   INDEMNIFICATION; CERTAIN REMEDIES........................27
         10.1     Representations and Warranties............................27
         10.2     Indemnification by Seller.................................27
         10.3     Indemnification by Buyer..................................28
         10.4     Procedure for Indemnification.............................28
         10.5     Specific Performance......................................29


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         10.6     Attorneys' Fees...........................................30

SECTION 11.  MISCELLANEOUS..................................................30
         11.1     Fees and Expenses.........................................30
         11.2     Notices...................................................30
         11.3     Benefit and Binding Effect................................31
         11.4     Further Assurances........................................31
         11.5     Governing Law.............................................31
         11.6     Headings..................................................31
         11.7     Gender and Number.........................................31
         11.8     Entire Agreement..........................................32
         11.9     Waiver of Compliance; Consents............................32
         11.10    Press Release.............................................32
         11.11    CONSENT TO JURISDICTION ..................................32
         11.12    Exclusive Negotiations....................................32
         11.13    Counterparts..............................................33



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                                LIST OF SCHEDULES


                  Schedule 2.2        --       Excluded Assets

                  Schedule 2.3(c)     --       Trades to be Retained by Buyer

                  Schedule 3.3        --       Consents

                  Schedule 3.4        --       Licenses

                  Schedule 3.5        --       Real Property

                  Schedule 3.6        --       Tangible Personal Property

                  Schedule 3.7        --       Contracts

                  Schedule 3.9        --       Intangibles

                  Schedule 3.10       --       Financial Statements

                  Schedule 3.13       --       Employee Matters

                  Schedule 3.15       --       Litigation

                  Schedule 6.8        --       Form of Noncompetition Agreement

                  Schedule 6.9        --       Form of Studio Lease

                  Schedule 9.4        --       Form of Escrow Agreement




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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is dated as of the 24th day of September, 1997, by and between American Radio Systems Corporation, a Delaware corporation ("Buyer"), and Classic Broadcasting, Inc., a California corporation ("Seller").

                                 R E C I T A L S

         A. Seller is the licensee of Radio Station KEZN-FM, Palm Desert, California (the "Station") pursuant to authorizations issued by the Federal Communications Commission.

         B. Seller desires to sell, and Buyer desires to buy, substantially all the assets that are used or useful in the operation of the Station, for the price and on the terms and conditions set forth in this Agreement.

                               A G R E E M E N T S

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Seller, intending to be bound legally, agree as follows:

SECTION 1.  DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the rights of Seller to payment for the sale of advertising or programming time run on the Station by Seller prior to the Adjustment Time.

         "Adjustment Time" means 12:01 a.m., local California time, on the effective date of the Time Brokerage Agreement.

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under this Agreement, as specified in Section 2.1.

         "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7 that are specifically designated as Contracts that are to be assumed by Buyer upon its purchase of the Station and (ii) any Contracts entered into by Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume.







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         "Closing" means the consummation of the purchase and sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and which relate to or affect the Assets or the business or operations of the Station, and
(i) which are in effect on the date of this Agreement or (ii) which are entered into by Seller between the date of this Agreement and the Closing Date.

         "Escrow Agent" means Star Media Group, Inc.

         "Escrow Agreement" means the Escrow Agreement, of even date herewith, by and among Buyer, Seller and the Escrow Agent in the form of Schedule 9.4 hereof.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         "FCC Licenses" means all Licenses issued by the FCC to Seller in connection with the business or operations of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and which are used or useful in the operation of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.


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         "Licenses" means all licenses, permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Purchase Price" means the purchase price specified in Section 2.3.

         "Real Property" means all real property and interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, rights of way, all buildings and other improvements thereon, and other real property interests which are used or useful in the operation of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property which is used or useful in the operation of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Time Brokerage Agreement" means the Time Brokerage Agreement dated as of the date hereof between Seller and Buyer.

SECTION 2.  PURCHASE AND SALE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase on the Closing Date, all of the tangible and intangible assets, both real and personal, used or useful in the operation of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for current taxes not yet due and payable), including the following:

                  (a)      The Tangible Personal Property;

                  (b)      The Real Property;

                  (c)      The Licenses;

                  (d)      The Assumed Contracts;



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                  (e) The Intangibles and all other intangible  assets of Seller
relating  to  the  Station  that  are  not  specifically   included  within  the
Intangibles, including the goodwill of the Station, if any;


                  (f) Except for the documents described in Section 2.2(b), all of Seller's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics (including filings with the FCC relating to the business and operation of the Station) which are in the possession of Seller or to which Seller has access;

                  (g) All choses in action of Seller  relating  to the  Station;
and

                  (h) Except for the documents described in Section 2.2(b), all books and records relating to the business or operations of the Station which are in the possession of Seller or to which Seller has access, and all records required by the FCC to be kept by the Station and executed copies of the Assumed Contracts.

         2.2 Excluded Assets. The Assets shall exclude the following assets:

                  (a) Seller's cash on hand as of the Closing and all other cash in any of Seller's bank or savings accounts; any insurance policies, letters of credit, or other similar items and cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments;

                  (b) All books and records of Seller that pertain to Seller's corporate organization;

                  (c) Any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements;

                  (d) The art and furniture located in Paul Posen's office which are listed on Schedule 2.2 hereto;

                  (e)      The Accounts Receivable; and

                  (f) The Real Property of Seller which is located at the current studio site of the Station, except to the extent Buyer acquires a leasehold interest therein pursuant to the Studio Lease.



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         2.3      Purchase Price.

                  (a) The Purchase Price for the Assets shall be Five Million One Hundred Thousand Dollars ($5,100,000), adjusted as provided in Sections 2.3(b) and (c) below.

                  (b) Prorations. The Purchase Price shall be increased or decreased as required to effectuate the proration of expenses and income of the Station as of 12:01 a.m., local California time, on the Closing Date, except that there shall be no proration for expenses for which Buyer is obligated to reimburse Seller under the Time Brokerage Agreement and for income that belongs to Buyer under the terms of the Time Brokerage Agreement which shall be governed by the terms of the Time Brokerage Agreement. All expenses and income arising from the operation of the Station, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), FCC regulatory fees, and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that (i) Seller shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the Closing Date, other than expenses for which Buyer is obligated to reimburse Seller under the Time Brokerage Agreement, and Buyer shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Closing Date and (ii) Seller shall be entitled to all income allocable to the period prior to the Closing Date, other than income to which Buyer is entitled under the Time Brokerage Agreement, and Buyer shall be entitled to all income allocable to the period on or after the Closing Date. Notwithstanding the preceding sentence, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts and any other obligation or liability not being assumed by Buyer in accordance with Section 2.6.

                  (c) Trade Adjustment. The Purchase Price shall be reduced to the extent that the amount of any advertising time remaining to be run by the Station under its trade or barter agreements as of the Adjustment Time exceeds the value of the goods or services to be received by the Station under such trade or barter agreements as of the Adjustment Time. For purposes of this Section, the liability of the Station for unperformed time shall be valued according to the Station's prevailing rates as of the Adjustment Time and the value of the goods or services to be received by the Station shall be valued at their fair market value as of the Adjustment Time. Effective as of the Adjustment Time, Seller shall retain the right to receive the goods or services under the trade or barter agreements set forth on Schedule 2.3(c) hereto and Buyer shall be entitled to the remaining goods or services in connection with its operation of the Station under the Time Brokerage Agreement. At Closing, all goods or services to be received under trade or barter agreements of the Station shall belong to Buyer, except for goods and services set forth on Schedule 2.3(c).



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                  (d) Manner of Determining  Adjustments.  Any adjustments will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment by the appropriate party occurring no later than ninety
(90) days after the Closing Date or such other date as the parties shall mutually agree upon.

         2.4 Payment of Purchase Price. The Purchase Price, as adjusted, shall be paid by Buyer to Seller at Closing by wire transfer of same-day funds pursuant to wire instructions which shall be delivered by Seller to Buyer, at least two days prior to the Closing Date. The Escrow Deposit (as defined below), together with all interest earned thereon, shall be disbursed to Seller at Closing by the Escrow Agent and shall be applied as a credit in favor of Buyer against the payment of the Purchase Price.

         2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets, including goodwill and license value, of the Station in accordance with an appraisal conducted at the expense of Buyer by an independent appraiser selected by Buyer. The appraisal shall be reasonably satisfactory to Seller and Seller shall have five days from the date of delivery of the appraisal by Buyer to Seller to notify Buyer that it disagrees with such appraisal. If Seller fails to notify Buyer of its disagreement with such appraisal within such five day period or if Seller notifies Buyer that it agrees with the appraisal, such appraisal shall be binding on the parties hereto and both Seller and Buyer agree to report for financial accounting and tax purposes the sale and purchase of the Assets in accordance with such appraisal. The allocation of the Purchase Price to the covenant not to compete described in
Section 6.8 of this Agreement shall in no event exceed $25,000. If Seller reasonably disagrees with the appraisal and Buyer is unable to revise the appraisal to the reasonable satisfaction of Seller, neither party shall be bound by such appraisal.

         2.6 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time on and after the Closing Date, and arise out of events related to Buyer's ownership of the Assets or its operation of the Station on or after the Closing Date. Buyer shall not assume any other obligations or liabilities of Seller, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing, (iv) any obligations or liabilities arising under capitalized leases or other financing agreements, (v) any obligations or liabilities arising under agreements entered into other than in the ordinary course of business, (vi) any obligations or liabilities of Seller under any employee pension, retirement, or other benefit plans or collective bargaining agreements, (vii) any obligation to any employee of the Seller for severance benefits, vacation time, or sick leave accrued prior to the Closing Date, or (viii) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Seller prior to the


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Closing,  and all such  obligations  and  liabilities  shall  remain  and be the obligations and liabilities solely of Seller.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing, and Authority. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Seller has all requisite power and authority (i) to own, lease, and use the Assets as now owned, leased, and used, (ii) to conduct the business and operations of the Station as now conducted, and (iii) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Seller hereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the operations of the Station or any of the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary actions on the part of Seller and its shareholders. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against it in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.3, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with any provision of the Articles of Incorporation or Bylaws of Seller; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Seller is a party or by which Seller may be bound; and (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets.

         3.4 Governmental Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any amendments and other modifications thereto). The Licenses have been validly issued, and Seller is the authorized legal holder thereof. The Licenses listed on Schedule 3.4 comprise all of the licenses, permits, and other authorizations required from any governmental or regulatory


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authority for the lawful  conduct of the business and  operations of the Station in the manner and to the full extent they are now conducted, and none of the Licenses is subject to any restriction or condition that would limit the full operation of the Station as now operated. The Licenses are in full force and effect, and the conduct of the business and operations of the Station is in accordance therewith in all material respects. Seller has no reason to believe that any of the Licenses would not be renewed by the FCC or other granting authority in the ordinary course.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains a complete and accurate description of all the Real Property and Seller's interests therein. The Real Property listed on Schedule 3.5 comprises all real property interests necessary to conduct the business and operations of the Station as now conducted. Seller does not own any Real Property. With respect to each leasehold or subleasehold interest included in the Real Property being conveyed under this Agreement, so long as Seller fulfills its obligations under the lease therefor, Seller has enforceable rights to nondisturbance and quiet enjoyment, and, to the best of Seller's knowledge, no third party holds any interest in the leased premises with the right to foreclose upon Seller's leasehold or subleasehold interest. Seller holds such leasehold or subleasehold interest free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, charges and other encumbrances except as expressly set forth in the underlying lease therefor and except for real estate taxes not yet due and payable. All towers, guy anchors, and buildings and other improvements included in the Assets are located entirely on the Real Property listed in Schedule 3.5. Seller has delivered to Buyer true and complete copies of all deeds, leases and easements pertaining to the Real Property. All Real Property (including the improvements thereon) (i) is in good condition and repair consistent with its present use, (ii) is available for immediate use in the conduct of the business and operations of the Station, and (iii) complies in all material respects with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction. Seller has full legal and practical access to the Real Property. To the best of Seller's knowledge, all easements, rights-of-way, and real property licenses affecting or constituting part of the Real Property have been properly recorded in the appropriate public recording offices.

         3.6 Title to and Condition of Tangible Personal Property. Schedule 3.6 lists all material items of Tangible Personal Property. The Tangible Personal Property listed on Schedule 3.6 comprises all material items of tangible personal property necessary to conduct the business and operations of the Station as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to each item of Tangible Personal Property, and none of the Tangible Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for taxes not yet due and payable. Each item of Tangible Personal Property is available for immediate use in the business and operations of the Station. All items of transmitting and studio equipment included in the Tangible Personal Property (i) have been maintained in a manner consistent with generally accepted standards of good engineering practice, and (ii) will permit the Station and any auxiliary broadcast stations used in the operation of the Station to operate, in all material respects, in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state, and local statutes, ordinances, rules, and regulations.

         3.7 Assumed Contracts. Schedule 3.7 is a true and complete list of all Contracts. Seller has delivered to Buyer true and complete copies of all written Contracts, true and complete memoranda of all oral Contracts (including any amendments and other modifications to such Contracts). Other than the Contracts listed on Schedule 3.7 or any other Schedule to this Agreement, Seller requires no contract, lease, or other agreement to enable it to carry on its business as now conducted. All of the Assumed Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms. There is not under any Assumed Contract any default by any party thereto or any event that, after notice or lapse of time or both, could constitute a default. Seller is not aware of any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the Assumed Contract upon expiration of its term, or (iii) to renew the Assumed Contract upon expiration only on terms and conditions which are more onerous than those now existing. Except for the need to obtain the Consents listed in Schedule 3.3, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability, or continuation of any of the Assumed Contracts.

         3.8 Consents. Except for the FCC Consent provided for in Section 6.1, the other Consents described in Schedule 3.3, no consent, approval, permit, or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transactions contemplated hereby, (ii) to permit Seller to assign or transfer the Assets to Buyer, or (iii) to enable Buyer to conduct the business and operations of the Station in essentially the same manner as such business and operations are now conducted.

         3.9 Intangibles. Schedule 3.9 is a true and complete list of all Intangibles (exclusive of those listed in Schedule 3.4), all of which are valid and in good standing and uncontested. Seller has delivered to Buyer copies of all documents establishing or evidencing all Intangibles. To the best knowledge of Seller, Seller is not infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto. The Intangibles listed on Schedule 3.9 comprise all intangible property interests necessary to conduct the business and operations of the Station as now conducted.

         3.10 Financial Statements. Schedule 3.10 hereto contains true and complete copies of financial documents of the Station, including profit and loss statements, trade sales journals and lists of accounts receivable. Seller has also provided Buyer with a list of all advertising contracts existing as of the date hereof. All documents referred to in the previous two sentences were prepared by Seller, are true and accurate in all respects to the best of Seller's knowledge and present fairly the financial condition of the Station.

         3.11 Insurance. All policies of insurance covering the Assets are in full force and effect and are adequate in amount with respect to, and for the full value (subject to customary deductibles) of, the Assets, and insure the Assets and the business of the Station against all customary and foreseeable risks. During the past three years, no insurance policy of Seller on the Assets or the Station has been canceled by the insurer and no application of Seller for insurance has been rejected by any insurer.

         3.12 Reports. To the best of Seller's knowledge, all Station returns, reports, and statements required to be filed by Seller with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction over Seller and the Station have been complied with by Seller in all material respects. All of such returns, reports, and statements are substantially complete and correct as filed. Seller has timely paid to the FCC all annual regulatory fees required to be paid by Seller with respect to the FCC Licenses.

         3.13     Personnel.

                  (a) Employees and Compensation. Schedule 3.13 contains a true and complete list of all employees of Seller who are employed at the Station, their job titles, date of hire and current salary. Schedule 3.13 also contains a true and complete list as of the date of this Agreement of all employee benefit plans or arrangements applicable to the employees of the Station and all fixed or contingent liabilities or obligations of Seller with respect to any person now or formerly employed by Seller at the Station, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements, and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies. Seller has furnished Buyer with true and complete copies of all employee handbooks, employee rules and regulations, and summary plan descriptions of the written plans and arrangements listed in Schedule 3.13, and with descriptions of the unwritten plans and arrangements listed in Schedule 3.13. At Buyer's request, Seller will furnish Buyer with true and complete copies of all applicable plan documents, trust documents, and insurance contracts with respect to the plans and arrangements listed on Schedule 3.13. All employee benefits and welfare plans or arrangements listed in Schedule 3.13 were established and have been executed, managed and administered in accordance with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other laws. Seller is not aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts which would lead it to believe that any such audit or examination is pending or threatened. No action, suit, or claim with respect to any of such plans or arrangements (other than routine claims for benefits) is pending or, to the knowledge of Seller, threatened, and Seller possesses no knowledge of any facts which could give rise to any such action, suit or claim.

                  (b) Labor Relations. Seller is not a party to or subject to any collective bargaining agreements with respect to the Station. Seller has no written or oral contracts of employment with any employee of the Station, other than those listed in Schedule 3.7. Seller has complied with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any such laws, rules, or regulations. No controversies, disputes, or proceedings are pending or, to the best of its knowledge, threatened, between it and any employee (singly or collectively) of the Station. No labor union or other collective bargaining unit represents or claims to represent any of the employees of the Station. To Seller's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the Station.

                  (c) Liabilities. Seller has no liability of any kind to or in respect of any employee benefit plan, including withdrawal liability under
Section 4201 of ERISA. Seller has not incurred any accumulated funding deficiency within the meaning of ERISA or Section 4971 of the Internal Revenue Code. Seller has not failed to make any required contributions to any employee benefit plan. The Pension Benefit Guaranty Corporation has not asserted that Seller has incurred any liability in connection with any such plan. No lien has been attached and no person has threatened to attach a lien on any property of Seller as a result of a failure to comply with ERISA.

         3.14 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on those returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. There are no governmental investigations or other legal, administrative, or tax proceedings pursuant to which Seller is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the business of the Station, and, to the best knowledge of Seller, no event has occurred that could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from Seller.

         3.15 Claims and Legal Actions. Except for any FCC rulemaking proceedings generally affecting the broadcasting industry or as listed on
Schedule 3.15 attached hereto, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller with respect to its ownership or operation of the Station or otherwise relating to the Assets or the business or operations of the Station, nor does Seller know or have reason to be aware of any basis for the same. In particular, but without limiting the generality of the foregoing, except as set forth in Schedule 3.15, there are no applications, pending or, to the best of Seller's knowledge, complaints or proceedings pending or threatened (i) before the FCC relating to the business or operations of the Station other than rule making proceedings which affect the radio industry generally, (ii) before any federal or state agency relating to the business or operations of the Station involving charges of illegal discrimination under any federal or state employment laws or regulations, or (iii) before any federal, state, or local agency relating to the business or operations of the Station involving zoning issues under any federal, state, or local zoning law, rule, or regulation.

         3.16     Environmental Matters.

                  (a) Seller has complied in all material respects with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and Seller has received no notice of a charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice having been filed or commenced against Seller in connection with its ownership or operation of the Station alleging any failure to comply with any such law, rule, or regulation.

                  (b) To the best of Seller's knowledge, Seller has no liability relating to its ownership and operation of the Station that could reasonably be expected to have a material adverse effect on the business or operations of the Station (and there is no basis related to the present operations, properties, or facilities of Seller for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any such liability) under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                  (c) To the best of Seller's knowledge, Seller has no liability relating to its ownership and operation of the Station that could reasonably be expected to have a material adverse effect on the business or operations of the Station (and Seller has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against Seller giving rise to any such liability) for damage to any site, location, or body of water (surface of subsurface) or for illness or personal injury.

                  (d) To the best of Seller's knowledge, Seller has no liability relating to its ownership and operation of the Station that could reasonably be expected to have a material adverse effect on the business or operations of the Station (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any such liability) under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning employee health and safety.

                  (e) To the best of Seller's knowledge, Seller has no liability relating to its ownership and operation of the Station that could reasonably be expected to have a material adverse effect on the business or operations of the Station (and Seller has not exposed any employee to any substance or condition that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against Seller giving rise to any such liability) for any illness or personal injury to any employee.

                  (f) To the best of Seller's knowledge, in connection with its ownership or operation of the Station, Seller has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, and local laws, rules, and regulations (including all codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                  (g) No pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste has ever been manufactured, buried, stored, spilled, leaked, discharged, emitted, or released by Seller in connection with its ownership and operation of the Station or, to the best of Seller's knowledge, by any other party on any Real Property.

         3.17 Compliance with Laws. Seller has complied in all material respects with the Licenses and all federal, state, and local laws, rules, regulations, and ordinances applicable or relating to the ownership and operation of the Station. Neither the ownership or use of the properties of the Station nor the conduct of the business or operations of the Station conflicts with the rights of any other person or entity.

         3.18 Conduct of Business in Ordinary Course. Since December 31, 1996, Seller has conducted the business and operations of the Station only in the ordinary course and has not:

                  (a) Suffered any material adverse change in the business, prospects, assets or properties of the Station, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Station;

                  (b) Made any sale, assignment, lease, or other transfer of any of the Station's properties other than in the normal and usual course of business with suitable replacements being obtained therefor;

                  (c) Canceled any debts owed to or claims held by Seller with respect to the Station, except in the normal and usual course of business;

                  (d) Suffered any material write-down of the value of any Assets or any material write-off as uncollectible of any accounts receivable of the Station other than in the normal and usual course of business;

                  (e) Transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right relating to the Station; or

                  (f) Made any material increase in compensation or other payment payable or to become payable to any employees of the Station, or any material change in personnel policies, employee benefits, or other compensation arrangements affecting the employees of the Station.

         3.19 Transactions with Affiliates. Seller has not been involved in any business arrangement or relationship relating to the Station with any affiliate of Seller, and no affiliate of Seller owns any property or right, tangible or intangible, which is used in the business of the Station, except that the studio building of the Station is owned by an affiliate of Seller as described in
Schedule 3.5 hereto. As used in this paragraph, "affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934.

         3.20 Broker. Neither Seller nor any person acting on Seller's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, other than Star Media Group, Inc. whose fees shall be paid by Seller.

         3.21 Full Disclosure. No representation or warranty made by Seller in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing, and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary corporate actions on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with the Certificate of Incorporation or Bylaws of Buyer;
(iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; or (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire or operate the Assets.

         4.4 Broker. Neither Buyer nor any person acting on Buyer's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         4.5 Full Disclosure. No representation or warranty made by Buyer in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.

         4.6 No Waiver. As of the date hereof, it is not necessary for Buyer to seek or obtain any waiver of Section 73.3555(a) of the FCC's rules to obtain the FCC Consent.

SECTION 5.  OPERATIONS OF THE STATION PRIOR TO CLOSING

         5.1 Generally. Subject to the terms of the Time Brokerage Agreement, Seller agrees that, between the date of this Agreement and the Closing Date, Seller shall operate the Station diligently in the ordinary course of business in accordance with its past practices (except where such conduct would conflict with the following covenants or with Seller's other obligations under this Agreement), and in accordance with the other covenants in this Section 5.

         5.2 Compensation. Seller shall not increase the compensation, bonuses, or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Station, except in accordance with past practices.

         5.3 Contracts. Seller will not, without the prior written consent of Buyer, enter into any contract or commitment relating to the Station or the Assets, or amend or terminate any Assumed Contract (or waive any material right thereunder), or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that will be binding on Buyer after Closing. Prior to the Closing Date, Seller shall deliver to Buyer a list of all Contracts entered into between the date of this Agreement and the Closing Date, together with copies of such Contracts.

         5.4 Disposition of Assets. Seller shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except in connection with the acquisition of replacement property of equivalent kind and value.

         5.5 Encumbrances. Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) liens disclosed on
Schedule 3.5 and Schedule 3.6, which shall be removed on or prior to the Closing Date, (ii) liens for current taxes not yet due and payable, and (iii) mechanics' liens and other similar liens, which shall be removed on or prior to the Closing Date.

         5.6 Licenses. Seller shall not cause or permit, by any act or failure to act, any of the Licenses to expire or to be revoked, suspended, or modified, or take any action that could cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses. Seller shall not fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Station.

         5.7 Rights. Seller shall not waive any right relating to the Station or any of the Assets.

         5.8 No Inconsistent Action. Seller shall not take any action that is inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

         5.9 Access to Information. Seller shall give Buyer and its authorized representatives reasonable access to the Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the Station for the purpose of audit and inspection.

         5.10 Maintenance of Assets. Seller shall use its best efforts and take all reasonable actions to maintain all of the Assets in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of the Assets in a reasonable manner and in accordance with the terms of the FCC Licenses, all rules and regulations of the FCC and generally accepted standards of good engineering practice. Seller shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Seller shall repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and Seller shall use the proceeds of any claim under any insurance policy solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

         5.11 Insurance. Seller shall maintain the existing insurance policies on the Station and the Assets through the Closing Date.

         5.12 Consents. Seller shall use its best efforts to obtain the Consents and the estoppel certificates described in Section 8.2(b), without any change in the terms or conditions of any Contract or License that could be materially less advantageous to the Station than those pertaining under the Contract or License as in effect on the date of this Agreement. Seller shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents. Upon Buyer's request, Seller shall cooperate with Buyer and use it best efforts to obtain from the lessors under each Real Property lease such estoppel certificates and consents to the collateral assignment of the lessee's interest under each such lease as Buyer's lenders may reasonably request.

         5.13 Books and Records. Seller shall maintain its books and records relating to the Station in accordance with past practices.

         5.14 Notification. Seller shall promptly notify Buyer in writing of any unusual or material developments with respect to the business or operations of the Station, and of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 of this Agreement.

         5.15 Compliance with Laws. Seller shall comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership and operation of the Station.

         5.16 Financing Leases. Seller will satisfy at or prior to Closing all outstanding obligations under capital and financing leases with respect to any of the Assets and obtain good title to the Assets leased by Seller pursuant to those leases so that those Assets shall be transferred to Buyer at Closing free of any interest of the lessors.

         5.17 Programming. Seller shall not make any material changes in the broadcast hours or in the percentages of types of programming broadcast by the Station, or make any other material change in the Station's programming policies, except such changes as in the good faith judgment of the Seller are required by the public interest.

         5.18 Preservation of Business. Seller shall use its best efforts not to take any actions that could have an adverse effect on the preservation of the business and organization of the Station and the Station's present relationships with its present employees, suppliers and others having business relations with it.

SECTION 6.  SPECIAL COVENANTS AND AGREEMENTS

         6.1      FCC Consent.

                  (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

                  (b) Seller and Buyer shall promptly prepare an appropriate application for the FCC Consent and shall file the application with the FCC within ten (10) days of the execution of this Agreement. The parties shall prosecute the application with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain a grant of the application as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Buyer and Seller shall oppose any requests for reconsideration or judicial review of the FCC Consent. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its rights under
Section 9.

         6.2 Control of the Station. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station;

such operations, including complete control and supervision of all of the Station programs, employees, and policies, shall be the sole responsibility of Seller until the Closing; provided, however, that Buyer shall have such rights and responsibilities as provided for in the Time Brokerage Agreement.

         6.3      Risk of Loss.

                  (a) Except for any loss, damage, impairment, confiscation or condemnation caused solely by Buyer's actions under the Time Brokerage Agreement, the risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing.

                  (b) If any damage or destruction of the Assets or any other event occurs which (i) causes the Station to cease broadcasting operations for a period of twenty or more days or (ii) prevents in any material respect signal transmission by the Station in the normal and usual manner and Seller fails to restore or replace the Assets so that normal and usual transmission is resumed within 30 days of the damage, destruction or other event, Buyer, in its sole discretion, may (x) terminate this Agreement forthwith without any further obligations hereunder upon written notice to Seller or (y) proceed to consummate the transaction contemplated by this Agreement and complete the restoration and replacement of the Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage, destruction or other event.

         6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, including Buyer's obtaining of financing related hereto, except in connection with the negotiation, execution and performance of any proposed Merger Agreement (as defined below), and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and the rules and regulations of securities markets, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by such party from the other party in connection with the transactions contemplated by this Agreement.

         6.5 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, Buyer shall have no obligation (i) to expend funds to obtain any of the Consents or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto. Seller shall use commercially reasonable efforts to assist and cooperate with Buyer at Buyer's request and expense to obtain any title policy, survey or environmental audit of the Real Property or any engineering study of the Station.

         6.6 Sales Tax Filings. Through the Closing Date, Seller shall continue to file California sales tax returns with respect to the Station, if and to the extent such returns are required to be filed by applicable law, and shall concurrently deliver copies of all such returns to Buyer.

         6.7 FCC Applications. Seller shall use its best efforts to prosecute and obtain as soon as possible after the date hereof a grant by the FCC of the renewal application for the Station's FCC Licenses and a grant by the FCC of the pending form 302 application described on Schedule 3.15 hereto.

         6.8 Noncompetition Agreement. At Closing, Buyer, Seller and Paul Posen shall enter into a Noncompetition Agreement in the form of Schedule 6.8 (the "Noncompetition Agreement").

         6.9 Studio Lease. On the date hereof, Buyer and Seller shall enter into the Studio Lease in the form of Schedule 6.9 hereto (the "Studio Lease").

         6.10 Time Brokerage Agreement. On the date hereof, Buyer and Seller shall enter into the Time Brokerage Agreement. The rights and obligations of Seller and Buyer under the Time Brokerage Agreement shall terminate simultaneously with the Closing hereunder, except for such rights and obligations which have accrued prior to the termination of the Time Brokerage Agreement.

         6.11     Accounts Receivable.

                  (a) Collection. Seller hereby designates Buyer as its agent solely for the purpose of collecting the Accounts Receivable. Seller shall deliver to Buyer as soon as practicable after the Adjustment Time a complete and detailed statement showing the name, amount and age of each Account Receivable. Buyer shall make commercially reasonable efforts in accordance with Buyer's customary business practices to collect the Accounts Receivable for a period of 120 days following the Adjustment Time (the "Collection Period"). Buyer shall not be obligated to use any efforts to collect any of the Accounts Receivable that are more extensive than the efforts that Buyer uses to collect its own accounts receivable. Buyer shall not refer any Accounts Receivable to a collection agency or attorney for collection, and Buyer shall not make any such referral or compromise, nor settle or adjust the amount of any of the Accounts Receivable, except with the approval of Seller. During the Collection Period, neither Seller nor its agents shall make any direct solicitation with respect to any of the Accounts Receivable. Buyer shall incur no liability to Seller for any uncollected account unless Buyer shall have engaged in wilful misconduct or gross negligence in the collection of such account. Collections by Buyer of the Station's receivables shall be applied first to the oldest unpaid billing of an account debtor. Buyer shall cooperate with Seller in the collection by Seller of the goods and services under the trade and barter agreements described in Schedule 2.3(c), provided that in no event shall Buyer be required to disburse any funds with respect thereto.

                  (b) Payments to Sellers. On or before the fifteenth day after the end of each full calendar month during the Collection Period, Buyer shall deliver to Seller (i) a list of the amounts collected before the end of such month with respect to the Accounts Receivable, and (ii) the amount collected during such month with respect to the Accounts Receivable, less normal sales commissions earned thereon. On or before the fifteenth day after the end of the Collection Period, Buyer shall furnish Seller with a list of all of the Accounts Receivable which remain uncollected at the end of the Collection Period.

                  (c) Further Obligations. After the expiration of the Collection Period, Buyer shall have no further obligation hereunder other than to make the payment under Section 6.11(b) and to remit to Seller any payments with respect to any of the Accounts Receivable that Buyer subsequently receives, and Seller may act to collect any of the Accounts Receivables that continue to remain uncollected.

SECTION 7.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                  AT CLOSING

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c)  Consents.   All  Consents  designated  as  "material"  on
Schedule 3.3 shall have been obtained and delivered to Buyer without any adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any conditions that need not be complied with by Buyer under

Section 6.1 hereof, Seller shall have complied with any conditions imposed on it by the FCC Consent, and the FCC Consent shall have become a Final Order.

                  (e) Governmental Authorizations. Seller shall be the holder of all Licenses and there shall not have been any modification of any License that could have a material adverse effect on the Station or the conduct of its business and operations. No proceeding shall be pending the effect of which could be to revoke, cancel, fail to renew, suspend, or modify adversely any License.

                  (f) Deliveries. Seller shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.

                  (g) Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the Tangible Personal Property or the Real Property, including any damage, destruction, or loss affecting the Tangible Personal Property or the Real Property, except for any loss resulting solely from actions taken by Buyer under the Time Brokerage Agreement.

                  (h) Time Brokerage Agreement. Subject to Section 6.10, the Time Brokerage Agreement shall be in full force and effect, and Seller shall have complied, in all material respects, with its obligations thereunder.

                  (i) Studio Lease. The Studio Lease shall be in full force and effect, and Seller shall have complied, in all material respects, with its obligations thereunder.

                  (j) FCC Applications. The renewal application for the Station's FCC Licenses and the form 302 application described on Schedule 3.15 hereto shall have been granted without any conditions or modifications which could be materially adverse to Buyer or the Station and the renewal of the Station's FCC Licenses and the grant of the form 302 application shall have become Final Orders.

         7.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing are subject at Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Deliveries. Buyer shall have made or stand willing to make all the deliveries set forth in Section 8.3.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Seller of any conditions that need not be complied with by Seller under Section 6.1 hereof and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

                  (e) Time Brokerage Agreement. Subject to Section 6.10, the Time Brokerage Agreement shall be in full force and effect, and Buyer shall have complied, in all material respects, with its payment obligations thereunder.

                  (f) Studio Lease. The Studio Lease shall be in full force and effect, and Buyer shall have complied, in all material respects, with its payment obligations thereunder.

SECTION 8.  CLOSING AND CLOSING DELIVERIES

         8.1      Closing.

                  (a) Closing Date. Subject to the satisfaction or waiver of all of the conditions precedent to the holding of the Closing, the Closing shall take place at 10:00 a.m. on a date to be set by Buyer on at least ten days' written notice to Seller, that is (1) not earlier than the first business day after the FCC Consent is effective, and (2) not later than ten business days following the date upon which the FCC Consent has become a Final Order. If Buyer fails to specify the date for the Closing pursuant to the preceding sentence prior to the fifth day after the date upon which the FCC Consent has become a Final Order, the Closing shall take place on the tenth business day after the date upon which the FCC Consent has become a Final Order subject to the satisfaction or waiver of all of the conditions precedent to the holding of the Closing; provided, however, that in the event that the Closing Date as determined pursuant to the previous sentences is to take place on a date prior to January 1, 1998, the Closing Date shall be automatically extended to the first business day after January 1, 1998.

                  (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed warranty bills of sale, deeds, motor vehicle titles, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations except for liens for current taxes not yet due and payable;

                  (b)  Estoppel  Certificates.   Estoppel  certificates  of  the
lessors  of all  leasehold  and  subleasehold  interests  included  in the  Real
Property;

                  (c) Consents. An executed copy of any instrument evidencing receipt of any Consent;


                  (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Seller by a duly authorized officer of Seller, certifying (1) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that Seller has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                  (e) Licenses, Contracts, Business Records, Etc. Copies of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, engineering records, and all files and records used by Seller in connection with its operations;

                  (f) Opinion of Counsel. An Opinion of Seller's corporate counsel and communications counsel; and

                  (g) Lenders Certificates.  Such certificates and confirmations to Buyer's lenders executed by Seller as Buyer may reasonably request in connection with obtaining financing for the performance of its payment obligations hereunder;

                  (h) Noncompetition Agreement. The Noncompetition Agreement in the form of Schedule 6.8 duly executed by Seller and Paul Posen;

                  (i) Tax, Lien and Judgment Searches. Results of searches against Seller for tax, lien and judgment filings in the records of the Secretary of State of the State of California and the counties where the Assets are located, such searches having been made no earlier than fifteen days prior to the Closing.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Purchase Price, as adjusted pursuant to Section 2.3;

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts as provided in Section 2.6;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by a duly authorized officer of Buyer, certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) that Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date; and

                  (d) Opinion of Counsel. An opinion of Buyer's counsel dated as of the Closing Date.

SECTION 9.  TERMINATION

         9.1 Termination by Seller. This Agreement may be terminated by Seller, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a) Conditions. If, on the date that would otherwise be the Closing Date, Seller shall have notified Buyer in writing that one or more of the conditions precedent to the obligations of Seller set forth in Section 7.2 of this Agreement have not been satisfied by Buyer or waived in writing by Seller and such conditions shall not have been satisfied by Buyer or waived in writing by Seller within ten (10) days following such notice.

                  (b) Judgments. If, on the date that would otherwise be the Closing Date, there is in effect any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the FCC Consent has not been obtained by September 30, 1998.

                  (d) Breach. If Buyer has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within fifteen (15) days after Buyer receives written notice of such breach from Seller.

         9.2 Termination by Buyer. This Agreement may be terminated by Buyer, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

                  (a) Conditions. If, on the date that would otherwise be the Closing Date, Buyer shall have notified Seller in writing that one or more of the conditions precedent to the obligations of Buyer set forth in Section 7.1 of this Agreement have not been satisfied by Seller or waived in writing by Buyer and such conditions shall not have been satisfied by Seller or waived in writing by Buyer within ten (10) days following such notice.

                  (b) Judgments. If, on the date that would otherwise be the Closing Date, there is in effect any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the FCC Consent has not been obtained by September 30, 1998.

                  (d) Breach. If Seller has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within fifteen (15) days after Seller received written notice of such breach from Buyer.

                  (e) Interruption of Service. If any event shall have occurred that prevented signal transmission of the Station in the normal and usual manner for a continuous period of twenty days.

         9.3 Rights on Termination.  If this Agreement is terminated pursuant to
Section 9.1 or Section 9.2 and neither party is in material breach of this Agreement, the parties hereto shall not have any further liability to each other with respect to the purchase and sale of the Assets and Buyer shall be entitled to the return of the Escrow Deposit (as defined below), together with all interest earned thereon. If this Agreement is terminated by Seller due to Buyer's material breach of this Agreement, then the payment to Seller of Five Hundred Thousand Dollars ($500,000) pursuant to Section 9.4 below shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Seller by reason of Buyer's material breach of this Agreement. Seller and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of Five Hundred Thousand Dollars ($500,000) is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's material breach of this Agreement. If this Agreement is terminated by Buyer due to Seller's material breach of this Agreement, Buyer shall have all rights and remedies available at law or equity except as provided in Section 10.5 hereof.

         9.4 Escrow Deposit. Buyer has deposited on the date hereof with the Escrow Agent the sum of Five Hundred Thousand Dollars ($500,000) (the "Escrow Deposit") in accordance with the Escrow Agreement. All such funds deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement and the following provisions:

                  (a) At the Closing, the Escrow Deposit together with any interest or other proceeds from the investment thereof shall be disbursed to Seller as a credit in favor of Buyer against the payment of the Purchase Price.

                  (b) If this Agreement is terminated pursuant to Section 9.1 or
9.2 for any reason other than as provided in Section 9.4(c), the Escrow Deposit together with any interest or other proceeds from the investment thereof shall be disbursed to or at the direction of Buyer; and

                  (c) If this Agreement is terminated by Seller due to Buyer's material breach of this Agreement, then the Escrow Deposit shall be disbursed to or at the direction of Seller as liquidated damages under Section 9.3 above and any interest or other proceeds from the investment thereof shall be disbursed by the Escrow Agent to or at the direction of Buyer.

SECTION 10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                   INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of twenty-four months. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by Seller shall affect Buyer's right to rely on any representation or warranty made by Seller or relieve Seller of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         10.2 Indemnification by Seller. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to this Agreement, including any liabilities arising at any time under any Contract not included in the Assumed Contracts.

                  (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station prior to the Closing, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior the Closing Date, except for losses, liabilities or damages resulting from the operation of the Station by Buyer under the Time Brokerage Agreement.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 Indemnification by Buyer. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to Seller under this Agreement.

                  (b) Any and all obligations of Seller assumed by Buyer pursuant to this Agreement.

                  (c) Any and all losses, liabilities or damages resulting from the operation or ownership of the Station on and after the Closing.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten days after written notice of such action, suit, or proceeding was given to Claimant.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such


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



investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e) The  indemnification  rights provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.


         10.5 Specific Performance. The parties recognize that if Seller breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law. Specific performance shall be the exclusive remedy of Buyer for a breach of this Agreement by Seller prior to the Closing, so long as specific performance is available as a remedy to Buyer for such breach and that the enforcement of this Agreement would not have an adverse effect on Buyer as a result of Seller's breach. Except to the extent set forth in the preceding sentence, Seller shall be entitled to any other remedy that may be available, including money damages.

         10.6 Attorneys' Fees. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

SECTION 11.  MISCELLANEOUS

         11.1 Fees and Expenses. Any federal, state, or local sales or transfer tax arising in connection with the conveyance of the Assets by Seller to Buyer pursuant to this Agreement shall be paid by Buyer. Buyer and Seller shall each pay one-half of all filing fees required by the FCC and of any other governmental filing fees. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives. Each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party. Seller shall pay all fees and commissions of Star Media Group, Inc.

         11.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Seller:                      Classic Broadcasting, Inc.
                                   c/o Paul Posen
                                   82231 Johnson Drive
                                   Indio, California 92201

With a copy (which shall not
constitute notice) to:             Christopher D. Imlay, Esq.
                                   Booth, Freret, Imlay & Tepper, P.C.
                                   5101 Wisconsin Avenue, N.W., Suite 307
                                   Washington, D.C.  20016

If to Buyer:                       American Radio Systems, Inc.
                                   116 Huntington Avenue
                                   Boston, MA 02116
                                   Attention: Steven B. Dodge, President

With a copy (which shall not
constitute notice) to:             John T. Byrnes, Esq.
                                   Dow, Lohnes & Albertson
                                   1200 New Hampshire Avenue, N.W.
                                   Suite 800
                                   Washington, D.C.  20036

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.3 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign its rights and obligations under this Agreement, in whole or in part, to another party without seeking or obtaining Seller's prior approval, provided that such assignment shall not constitute a release of Buyer's obligations hereunder, and Buyer may collaterally assign its rights and interests hereunder to its lenders without seeking or obtaining Seller's prior approval. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Notwithstanding the foregoing, a sale of control, merger, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of, Buyer (a "Merger") shall be expressly authorized hereunder and upon such Merger, the successor or assignee of Buyer pursuant to such Merger shall be bound by the terms of this Agreement and the Time Brokerage Agreement and Buyer shall be released from any liability hereunder and thereunder. If an agreement providing for a Merger is entered into (a "Merger Agreement"), Seller shall take at Buyer's expense all actions that may be reasonably requested by Buyer to effectuate the terms of the Merger Agreement, including, without limitation, filing a new FCC assignment application or amending the existing FCC assignment application to reflect that the "Buyer" hereunder may become a different party from the current Buyer or that a change of control of Buyer may occur as a result of the Merger. Neither the execution of a Merger Agreement, nor the consummation of a Merger shall constitute a breach or default hereunder and without limiting any party's rights under Section 9.1(c) or 9.2(c) hereof, any delay in obtaining the FCC Consent as a result of a proposed Merger shall not constitute a breach or default hereunder.

         11.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Seller, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

         11.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.6 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.7 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         11.8 Entire Agreement. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         11.9 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.9.

         11.10 Press Release. Prior to the Closing, neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities as may, in its judgement be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         11.11 Exclusive Negotiations. During the term of this Agreement, Seller shall not discuss or negotiate with any other possible buyer of the Station or the Assets, or invite or solicit any inquiries or proposals relating to the possible sale of all or a material portion of the Station or the Assets.

         11.12 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.

                                  AMERICAN RADIO SYSTEMS CORPORATION



                                  By:________________________________________
                                       Name:
                                       Title:



                                  CLASSIC BROADCASTING, INC.



                                  By:________________________________________
                                       Name:
                                       Title: